Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Shoulder Products Drive Extremities Constant Currency Growth of 8%

Adjusted EBITDA Margin Improves Year Over Year for 4th Consecutive Quarter

AMSTERDAM, The Netherlands, August 7, 2012 – Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, today reported its financial results for the second quarter of 2012 and updated its fiscal 2012 financial outlook.

Sales for the second quarter of 2012 were $66.0 million, compared to second quarter 2011 sales of $65.2 million, representing increases of 1.3% as reported and 6.3% in constant currency. For the first six months of 2012 sales were $140.5 million, compared to sales of $134.6 million in the first half of 2011, an increase of 4.4% as reported and 7.6% in constant currency. Second quarter 2012 sales of Tornier’s extremity product categories increased 4.7% as reported and 8.0% in constant currency year over year and expanded to 81% of reported global sales, compared to 78% in the second quarter of 2011.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “Our global extremities performance again was the major growth driver during the quarter, with new product launches making strong contributions to upper extremities and sports medicine sales. As we proceed with our strategies to strengthen our domestic distribution channel and to expand our international markets, we remain confident that the steps we are taking will support a return to double digit extremities constant currency growth in the future.”

The Company’s second quarter 2012 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, increased 12% to $7.0 million, or 10.5% of sales, compared to $6.2 million, or 9.6% of sales, in the same quarter of the prior year. For the first six months of 2012, adjusted EBITDA increased 11% to $17.1 million, or 12.2% of sales, compared to $15.4 million, or 11.4% of sales, in the same period last year.

Mr. Kohrs continued, “Despite top-line headwinds, during the quarter, gross margins expanded to 72.6%, and adjusted EBITDA grew 12% over the prior year period. Our previously announced facility consolidation, combined with our improving gross margins, position us well to continue to deliver significant operating leverage.”

Sales and Product Review

Tornier’s second quarter 2012 constant currency sales growth of 6.3% was led by its extremity product categories which together posted constant currency growth of 8.0% over the second quarter of 2011. Within the extremity products group, second quarter constant currency growth of the upper extremity joints and trauma category was 8.8%, led by the Company’s shoulder arthroplasty portfolio. The Aequalis™ Ascend™ and the Simpliciti™ stemless shoulder system continued to drive market share gains globally. Tornier’s lower extremity joints and trauma category grew 3.2% in constant currency due to double digit growth from the market-leading Salto® ankle arthroplasty system and the innovative Stabilis™ ankle fusion system. The sports medicine and biologics product category posted second quarter constant currency sales growth of 8.3%, led by the Company’s Insite®FT bone anchor and newly launched Duo™ Instability System. Sales of the Company’s large joint product lines were equivalent to second quarter sales on a constant currency basis a year ago.

On a geographic basis, Tornier’s international constant currency sales increased 6.2% as compared to the second quarter of 2011 and represented 47% of global sales. Sales in the United States increased 6.3% and represented 53% of global sales.

Outlook

Tornier updated its outlook for 2012, taking into account continued U.S. distribution channel initiatives, European market conditions and anticipated new product launch timing. The Company projects 2012 constant currency sales to be in the range of $277 to $283 million, representing constant currency growth of 6% to 8% over 2011 sales. Based on recent currency exchange rates, 2012 reported sales are projected to be in the range of $267 to $273 million, representing reported growth of 2% to 4.5% over 2011 sales. Sales of the Tornier extremities product categories in 2012 are expected to grow 7% to 10% in constant currency. The Company projects 2012 adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, to be in the range of $33 to $37 million, or 12.5% to 13.5% of reported sales, representing growth of 15% to 30% over 2011.

For the third quarter of 2012, the Company projects constant currency sales to be in the range of $60 to $62 million, representing constant currency growth of 4% to 8% over third quarter 2011 sales. Based on recent currency exchange rates, third quarter 2012 reported sales are projected in the range of $57 to $59 million, representing reported growth of -1% to 2.5% over third quarter 2011 sales. Third quarter 2012 extremities product category sales are expected to grow 5% to 9% in constant currency. The Company projects adjusted EBITDA for the third quarter of 2012 to be in the range of $4.5 to $6.0 million, or 8% to 10% of reported sales.

The facilities consolidation charges announced in the Company’s press release on April 13, 2012 are excluded from projected 2012 adjusted EBITDA. The Company still anticipates that substantially all of the $6.0 to $7.0 million estimated charges will be recorded in 2012 as special charges within operating expenses and, thereby, excluded from adjusted EBITDA as described on the GAAP to non-GAAP reconciliation which will be provided in those quarters.

Earnings Call Information

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its second quarter 2012 financial results and its updated outlook for 2012. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing 1-877-673-5355; outside the U.S., dial +1-760-666-3805.

A telephone replay will be available for two weeks following the call by dialing 1-855-859-2056 for domestic participants and +1-404-537-3406 for international participants. When prompted, please enter the replay pin number 10877438. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the third quarter of 2012 and for the full year 2012, Tornier’s intent to return to double digit constant currency growth for its extremities product category and improve operating leverage, anticipated facilities consolidation charges and the timing of such charges. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the European sovereign debt crisis, and austerity measures, risks associated with our international operations and expansion, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities, the effect of changes in our distribution channels and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Contact:

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenue	$66,014	$65,158	$140,472	$134,593
Cost of goods sold	18,098	18,017	39,214	38,058

Gross profit	47,916	47,141	101,258	96,535

Operating expenses
Selling, general and administrative	41,795	41,234	85,633	81,958
Research and development	5,446	5,189	11,069	10,299
Amortization of intangible assets	2,636	2,897	5,283	5,707
Special charges	2,910	132	2,910	132

Total operating expenses	52,787	49,452	104,895	98,096

Operating income (loss)	(4,871)	(2,311)	(3,637)	(1,561)

Other income (expense)
Interest income	121	142	234	270
Interest expense	(462)	(631)	(949)	(3,237)
Foreign currency transaction gain (loss)	106	226	131	147
Loss on extinguishment of debt	—	—	—	(29,475)
Other non-operating income (expense)	(3)	35	(2)	16

Loss before income taxes	(5,109)	(2,539)	(4,223)	(33,840)
Income tax (expense) benefit	25	(330)	(1,037)	7,002

Consolidated net loss	$(5,084)	$(2,869)	$(5,260)	$(26,838)

Net loss per share
Basic and diluted	$(0.13)	$(0.07)	$(0.13)	$(0.72)

Weighted average ordinary shares outstanding
Basic and diluted	39,580	39,040	39,450	37,248

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	July 1, 2012	January 1, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$61,424	$54,706
Accounts receivable, net	46,827	45,908
Inventories	79,184	79,883
Deferred income taxes and other current assets	20,159	18,375

Total current assets	207,594	198,872

Instruments, net	49,332	49,347
Property, plant and equipment, net	32,401	33,353
Goodwill and intangibles, net	225,050	228,209
Deferred income taxes and other assets	1,849	1,919

Total assets	$516,226	$511,700

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$21,255	$18,011
Accounts payable	13,524	12,020
Accrued liabilities and deferred income taxes	36,487	35,443

Total current liabilities	71,266	65,474

Other long-term debt	22,294	21,900
Deferred income taxes and other long-term liabilities	23,302	22,866

Total liabilities	116,862	110,240

Shareholders’ equity	399,364	401,460
Total liabilities and shareholders’ equity	$516,226	$511,700

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Cash flows from operating activities
Consolidated net loss	$(5,084)	$(2,869)	$(5,260)	$(26,838)

Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	7,360	6,798	14,347	13,891
Impairment of fixed assets	949	—	949	—
Non-cash foreign currency (gain) loss	620	(30)	377	603
Deferred income taxes	247	1,904	(452)	(6,165)
Share-based compensation	1,452	1,615	3,396	2,910
Non-cash interest expense and discount amortization	—	—	—	2,040
Inventory obsolescence	566	870	2,056	2,466
Loss on extinguishment of debt	—	—	—	29,475
Other non-cash items affecting earnings	695	231	1,251	336

Changes in operating assets and liabilities
Accounts receivable	4,490	2,235	(284)	(3,657)
Inventories	(2,249)	(4,645)	(1,876)	(6,680)
Accounts payable and accruals	(4,267)	337	418	2,011
Other current assets and liabilities	(295)	(199)	(1,175)	3,295
Other non-current assets and liabilities	(7)	(734)	(431)	(1,222)

Net cash provided by (used in) operating activities	4,477	5,513	13,316	12,465

Cash flows from investing activities
Acquisition-related cash payments	(3,739)	(1,154)	(4,089)	(1,635)
Additions of instruments	(3,849)	(5,582)	(7,771)	(8,456)
Purchases of property, plant and equipment	(2,548)	(762)	(3,704)	(1,476)

Net cash provided by (used in) investing activities	(10,136)	(7,498)	(15,564)	(11,567)

Cash flows from financing activities
Change in short-term debt	61	(3,832)	3,052	(16,764)
Repayments of long-term debt	(1,909)	(1,945)	(3,951)	(4,015)
Proceeds from issuance of long-term debt	(307)	3,509	5,036	3,509
Deferred financing costs	—	(215)	—	(2,629)
Repayment of notes payable	—	—	—	(116,108)
Issuance of ordinary shares	3,051	51	6,171	168,308

Net cash provided by (used in) financing activities	896	(2,432)	10,308	32,301

Effect of currency exchange rates on cash and cash equivalents	(2,880)	36	(1,342)	1,696

Increase (decrease) in cash and cash equivalents	(7,643)	(4,381)	6,718	34,895

Cash and cash equivalents at beginning of period	69,067	64,114	54,706	24,838

Cash and cash equivalents at end of period	$61,424	$59,733	$61,424	$59,733

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)			(unaudited)
	July 1, 2012	July 3, 2011	Percent change	July 1, 2012	July 3, 2011	Percent change
Revenue by product category
Upper extremity joints and trauma	$42,987	$40,795	5.4%	$90,005	$82,950	8.5%
Lower extremity joints and trauma	6,489	6,447	0.7%	13,518	13,079	3.4%
Sports medicine and biologics	3,745	3,583	4.5%	7,876	7,440	5.9%

Total extremities	53,221	50,825	4.7%	111,399	103,469	7.7%
Large joints and other	12,793	14,333	-10.7%	29,073	31,124	-6.6%

Total	$66,014	$65,158	1.3%	$140,472	$134,593	4.4%

Revenue by geography
United States	$36,569	$34,395	6.3%	$76,270	$71,416	6.8%
International	29,445	30,763	-4.3%	64,202	63,177	1.6%

Total	$66,014	$65,158	1.3%	$140,472	$134,593	4.4%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	July 1, 2012			July 3, 2011
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$42,987	$1,395	$44,382	$40,795	8.8%
Lower extremity joints and trauma	6,489	163	6,652	6,447	3.2%
Sports medicine and biologics	3,745	137	3,882	3,583	8.3%

Total extremities	53,221	1,695	54,916	50,825	8.0%
Large joints and other	12,793	1,538	14,331	14,333	0.0%

Total	$66,014	$3,233	$69,247	$65,158	6.3%

Revenue by geography
United States	$36,569	$—	$36,569	$34,395	6.3%
International	29,445	3,233	32,678	30,763	6.2%

Total	$66,014	$3,233	$69,247	$65,158	6.3%

	Six Months Ended
	(unaudited)
	July 1, 2012			July 3, 2011
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$90,005	$1,797	$91,802	$82,950	10.7%
Lower extremity joints and trauma	13,518	195	13,713	13,079	4.8%
Sports medicine and biologics	7,876	155	8,031	7,440	7.9%

Total extremities	111,399	2,147	113,546	103,469	9.7%
Large joints and other	29,073	2,230	31,303	31,124	0.6%

Total	$140,472	$4,377	$144,849	$134,593	7.6%

Revenue by geography
United States	$76,270	$—	$76,270	$71,416	6.8%
International	64,202	4,377	68,579	63,177	8.6%

Total	$140,472	$4,377	$144,849	$134,593	7.6%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenue, as reported	$66,014	$65,158	$140,472	$134,593

Net loss, as reported	$(5,084)	$(2,869)	$(5,260)	$(26,838)

Interest income	(121)	(142)	(234)	(270)
Interest expense	462	631	949	3,237
Income tax expense (benefit)	(25)	330	1,037	(7,002)
Depreciation	4,724	3,901	9,064	8,184
Amortization	2,636	2,897	5,283	5,707

Subtotal Non-GAAP EBITDA (Loss)	2,592	4,748	10,839	(16,982)

Other non-operating (income) expense	3	(35)	2	(16)
Foreign currency transaction (gain) loss	(106)	(226)	(131)	(147)
Share-based compensation	1,452	1,615	3,396	2,910
Loss on extinguishment of debt	—	—	—	29,475
Inventory step-up from acquisition	105	—	105	—
Special charges	2,910	132	2,910	132

Non-GAAP Adjusted EBITDA	$6,956	$6,234	$17,121	$15,372

Non-GAAP Adjusted EBITDA Margin	10.5%	9.6%	12.2%	11.4%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three-month periods ended: (unaudited)
	Fiscal 2010		Fiscal Year 2011				Fiscal Year 2012 `
	October 3, 2010	January 2, 2011	April 3, 2011	July 3, 2011	October 2, 2011	January 1, 2012	April 1, 2012	July 1, 2012
Revenue, as reported	$49,707	$61,265	$69,435	$65,158	$57,556	$69,042	$74,458	$66,014

Net loss, as reported	(12,759)	(8,096)	(23,969)	(2,869)	(1,637)	(1,981)	(176)	(5,084)

Interest income	5,282	(81)	(128)	(142)	(145)	(135)	(113)	(121)
Interest expense	(1,531)	5,616	2,606	631	524	565	487	462
Income tax expense (benefit)	3,989	125	(7,332)	330	(2,114)	692	1,062	(25)
Depreciation	2,842	4,424	4,283	3,901	4,406	4,445	4,340	4,724
Amortization		2,772	2,810	2,897	2,741	2,834	2,647	2,636

Subtotal Non-GAAP EBITDA (Loss)	(2,177)	4,760	(21,730)	4,748	3,775	6,420	8,247	2,592

Other non-operating (income) expense	(283)	301	19	(35)	(993)	(321)	(1)	3
Foreign currency transaction (gain) loss	3,728	(1,304)	79	(226)	228	(274)	(25)	(106)
Share-based compensation	1,352	1,443	1,295	1,615	1,831	1,806	1,944	1,452
Loss on extinguishment of debt	—	—	29,475	—	—	—	—	—
Inventory step-up from acquisition	—	—	—	—	—	—	—	105
Special charges	54	—	—	132	56	704	—	2,910

Non-GAAP Adjusted EBITDA	$2,674	$5,200	$9,138	$6,234	$4,897	$8,335	$10,165	$6,956

Non-GAAP Adjusted EBITDA Margin	5.4%	8.5%	13.2%	9.6%	8.5%	12.1%	13.7%	10.5%

Tornier N.V.

Reconciliation of Net Income (Loss) and Earnings per Share

to Adjusted Net Income (Loss) and Adjusted Earnings per Share

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net loss, as reported	$(5,084)	$(2,869)	$(5,260)	$(26,838)

Loss on extinguishment of debt, net of tax	—	—	—	21,990
Inventory step-up from acquisition, net of tax	85	—	85	—
Special Charges, net of tax	2,251	132	2,251	132

Non-GAAP Adjusted Net loss	(2,748)	(2,737)	(2,924)	(4,716)

Net loss per share, as reported
Basic and diluted	$(0.13)	$(0.07)	$(0.13)	$(0.72)

Loss on extinguishment of debt, net of tax	—	—	—	0.59
Inventory step-up from acquisition, net of tax	0.00	—	0.00	—
Special Charges, net of tax	0.06	0.00	0.06	0.00

Non-GAAP Adjusted Net loss per share
Basic and diluted	$(0.07)	$(0.07)	$(0.07)	$(0.13)

Weighted average ordinary shares outstanding
Basic and diluted	39,580	39,040	39,450	37,248

Tornier N.V.

Reconciliation of Net Cash Provided by (Used in) Operating Activities

to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net cash provided by (used in) operating activities, as reported	$4,477	$5,513	$13,316	$12,465

Adjusted for:
Cash paid related to Facilities Consolidation	963	—	963	—
Additions of instruments, as reported	(3,849)	(5,582)	(7,771)	(8,456)
Purchases of property, plant and equipment, as reported	(2,548)	(762)	(3,704)	(1,476)
Purchases of property, plant and equipment related to Facilities Consolidation	292	—	292	—

Non-GAAP Adjusted free cash flow	$(665)	$(831)	$3,096	$2,533